UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2010
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52681	25-1618281
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN	333-28751	39-1580331
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information required under Item 1.01 is included under Item 2.03 of this report and is incorporated herein by reference.
Item 1.03. Bankruptcy or Receivership.
     On February 3, 2010, Neenah Enterprises, Inc. (“NEI”) and Neenah Foundry Company, an indirect wholly-owned subsidiary of NEI (“Neenah,” together with NEI, the “Company”), and all of NEI’s other direct and indirect subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Petitions have been assigned to the Honorable Judge Mary F. Walrath and are being jointly administered under the caption “In re Neenah Enterprises, Inc., et. al.” Case No. 10-10360. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
     On February 3, 2010, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 3, 2010, the Company obtained a commitment, subject to satisfaction of certain conditions, from certain holders of the 9.5% Senior Secured Notes due 2017 issued pursuant to that certain Indenture dated as of December 29, 2006, by and among Neenah, as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee, as supplemented, to provide the Debtors with post-petition financing pursuant to a $50.0 million super-priority secured debtor-in-possession multiple draw term loan agreement, among Neenah, as borrower, NEI and NFC Castings, Inc., as guarantors, the subsidiaries of Neenah, as guarantors, the lenders party thereto, from time to time, and Wilmington Trust FSB, as administrative agent (the “Term Loan DIP Credit Agreement”). Upon approval of the Bankruptcy Court, the Debtors will be authorized to enter into the Term Loan DIP Credit Agreement.
     The Term Loan DIP Credit Agreement provides for a term loan in the aggregate principal amount of $50.0 million (the “DIP Term Loan”). The Company will be permitted to make an initial draw of $25.0 million on the closing date of the DIP Term Loan and up to three additional draws, each in a principal amount not less than $5.0 million, provided that the additional draws may not exceed $25.0 million in principal amount. The principal outstanding on the DIP Term Loan will bear interest at an annual rate equal to LIBOR (subject to a minimum LIBOR floor of 2.5%) plus 10.0%. The principal outstanding on the DIP Term Loan is also subject to additional interest at an annual rate equal to 2.0% during the continuance of an event of default under the Term Loan DIP Credit Agreement. The Term Loan DIP Credit Agreement will also contain certain customary covenants, various representations and warranties, and events of default. All principal, interest and other amounts payable under the Term Loan DIP Credit Agreement will be secured by a lien on all of the Debtor’s assets.
     On February 3, 2010, the Company also obtained a commitment, subject to satisfaction of certain conditions, from the lenders under the Amended and Restated Loan and Security Agreement, dated as of December 29, 2006, as amended (the “2006 Credit Facility”), to provide the Debtors with post-petition financing pursuant to a $90.0 million super-priority secured debtor-in-possession revolving loan and letter of credit facility pursuant to a Postpetition Agreement, by and among Neenah and certain subsidiaries of Neenah, as borrowers, the lenders from time to time party thereto and Bank of America, N.A., individually as a lender and as agent (the “Revolving Loan DIP Credit Agreement”). Upon approval of the Bankruptcy Court, the Debtors will be authorized to enter into the Revolving Loan DIP Credit Agreement.
     The Revolving Loan DIP Credit Agreement provides for a revolving loan and letter of credit facility in the aggregate principal amount of $90.0 million when combined with the principal amount of revolving loans and undrawn letters of credit outstanding under the 2006 Credit Facility, subject to customary conditions, the imposition of reserves and limited by the Company’s borrowing base, as provided in the 2006 Credit Facility (the “DIP Revolving Loan,” and, together with the DIP Term Loan, the “DIP Facilities”). The principal outstanding on the DIP Revolving Loan will bear interest at an annual rate equal to, at Neenah’s option, LIBOR (subject to a minimum LIBOR floor of 1.5%) plus 6.5% or at the Base Rate, as defined in the 2006 Credit Facility, plus 5.0%. The principal outstanding on the DIP Revolving Loan is also subject to additional interest at an annual rate equal to 2.0% during the continuance of an event of default under the Revolving Loan DIP Credit Agreement. The Revolving Loan DIP Credit Agreement will also contain certain customary covenants, various representations and warranties, and events of default. All principal, interest and other amounts payable under the DIP Revolving Loan will be secured by a lien on all of the Debtors’ assets.
     The DIP Facilities will mature on the earlier to occur of (i) the nine month anniversary of the closing date of the DIP Facilities, (ii) the effective date of any plan of reorganization, (iii) the consummation of any sale of all or substantially all of the assets of the Debtors pursuant to Section 363 of the Bankruptcy Code and (iv) the occurrence of certain termination events. The DIP Facilities will be used to fund working capital and general corporate needs, the payment of fees and transaction costs and expenses in connection with the provisions of the DIP Facilities and the payment of other post-petition obligations.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     The filing of the Chapter 11 Petitions described in Item 1.03 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Debtors (the “Debt Documents”). As a result of such an event of default or triggering event, all obligations under the Debt Documents would, by the terms of the Debt Documents, have or may become due and payable. The Debtors believe that any efforts to enforce such payment obligations against the Debtors under the Debt Documents are stayed as a result of the filing of the Chapter 11 Petitions in the Bankruptcy Court. The material Debt Documents, and the approximate principal amount of debt currently outstanding thereunder, are as follows:
•	the 2006 Credit Facility providing for borrowings up to $110.0 million due December 31, 2011, which has an aggregate outstanding principal balance of approximately $53.3 million;

•	the 9 1/2% Notes due 2017, issued under the Indenture dated as of December 29, 2006, by and among Neenah, as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee, as supplemented, in the aggregate amount outstanding, including accrued interest through January 31, 2010, of approximately $237.5 million;

•	the 12 1/2% Notes due 2013, in the aggregate amount outstanding, including accrued interest through January 31, 2010, of approximately $88.7 million; and

•	capital lease obligations, in the aggregate amount outstanding of approximately $1.5 million.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 3, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.
Date: February 3, 2010	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

NEENAH FOUNDRY COMPANY
Date: February 3, 2010	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 3, 2010

5